Exhibit 99.1

M.D.C. HOLDINGS, INC.

News Release

M.D.C. HOLDINGS ANNOUNCES 2014 FIRST QUARTER RESULTS

DENVER, COLORADO, Thursday, May 1, 2014. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended March 31, 2014.

2014 First Quarter Highlights and Comparisons to 2013 First Quarter

●	Income before tax of $18.6 million; excluding debt extinguishment charge, income before tax of $28.1 million*, up $5.5 million, or 24%, from $22.6 million
●	Earnings per share of $0.23; excluding debt extinguishment charge, earnings per share of $0.35* vs. $0.45 per share
o	2014 first quarter net income included a $7.1 million tax provision vs. $0.1 million in the 2013 first quarter
●	Dollar value of net new orders of $466.0 million, up 6% from $441.2 million
o	Unit net new orders of 1,236 down from 1,300, offset by average sales price increase of $38,000 per home, or 11%, to $377,000
●	Backlog dollar value of $651.3 million vs. $693.1 million
●	Home sale revenues of $318.5 million vs. $331.7 million
o	Homes delivered of 873 down from 1,018, partly offset by average sales price increase of $39,000 per home, or 12%, to $365,000
●	Gross margin from home sales of 18.5% vs. 17.4%, a 110 basis point increase
●	Ending active community count of 157, up 13% from 139
o	Up 8% from 146 at December 31, 2013
●	Total lots controlled of 16,043, up 26% from 12,741
●	Book value of $24.78 per share, up 32% from $18.71 per share
●	Reinstated quarterly dividend of $0.25 per share
●	Completed early retirement of $250 million senior notes due December 2014; issued $250 million of new 10-year senior notes due 2024

Net income for the 2014 first quarter was $11.5 million, or $0.23 per diluted share, including a $9.4 million charge related to the early extinguishment of debt. In the 2013 first quarter, our net income was $22.5 million, or $0.45 per diluted share. Due to the reversal of our deferred tax asset valuation allowance in the second quarter of 2013, our 2014 first quarter net income included a provision for income tax of $7.1 million as compared with a provision of only $0.1 million in the 2013 first quarter.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “We focused on opening and driving sales to our new communities during the first quarter. As a result, our active community count reached 157 by the end of March, increasing year-over-year for the first time since the 2012 second quarter. The increase positions us well to grow our unit net orders in upcoming quarters, following four consecutive quarters of year-over-year declines. Furthermore, we continued to selectively acquire new communities across most of our markets, which contributed to a 26% increase in our supply of lots owned and controlled from a year ago and supports the Company’s long-term growth objectives.”

M.D.C. HOLDINGS, INC.

Mr. Mizel concluded, “During the quarter, we improved our debt maturity profile by issuing $250 million of 10-year senior notes and redeeming an equal amount of senior notes due in December 2014. We ended the quarter with overall liquidity of $1.1 billion, up 22% over the prior year. We believe that our financial position, which is regarded among the best in the industry, continues to provide the appropriate balance for our industry between supporting potential growth opportunities for our Company and providing protection from the volatile and cyclical nature of the housing market.”

Homebuilding

Home sale revenues for the 2014 first quarter decreased slightly to $318.5 million compared to $331.7 million for the prior year period. The decrease in revenues resulted primarily from a 14% decrease in homes delivered to 873 as compared to 1,018 in the prior year period. The lower deliveries were caused by a 23% year-over-year decrease in beginning backlog, partially offset by a year-over-year increase in the number of homes both sold and delivered during the quarter, which was the direct result of the Company’s decision to increase its inventory of speculative homes during the last half of 2013. The Company’s average selling price for homes closed was $364,900, up 12% year-over-year compared to $325,900 for the prior year period, largely due to price appreciation in many of our markets combined with a shift in the mix of homes closed.

Gross margin from home sales for the 2014 first quarter was 18.5%, compared to 17.4% for both the year-earlier period and the 2013 fourth quarter. The year-over-year increase was partly attributable to our focus on increasing pricing as we took advantage of improving markets during the first half of 2013. On a sequential basis, gross margin from home sales increased in part due to a shift in the mix of homes closed, including a higher percentage of deliveries from our Nevada division, which has a higher gross margin percentage than the company-wide average.

Our SG&A expenses were $48.3 million for the 2014 first quarter, in line with our 2013 first quarter SG&A expenses of $48.2 million. Our SG&A expenses as a percentage of home sale revenues was up 70 basis points to 15.2% from 14.5% for the same period in 2013 primarily due to the decrease in home sale revenues.

Net new orders for the 2014 first quarter decreased 5% to 1,236 homes, compared to 1,300 homes during the same period in 2013. However, the dollar value of net new orders increased 6% to $466.0 million for the 2014 first quarter from $441.2 million for the 2013 first quarter as a result of the Company’s ability to increase pricing during much of 2013. The Company’s cancellation rate for the 2014 first quarter was essentially flat at 19% versus 18% in the prior year first quarter.

M.D.C. HOLDINGS, INC.

The Company ended the 2014 first quarter with a backlog of 1,625 homes with an estimated sales value of $651.3 million, compared to backlog of 1,927 homes with an estimated sales value of $693.1 million at March 31, 2013.

During the first quarter 2014, many of our communities that were opened during the fourth quarter 2013 achieved active status. At March 31, 2014, we had 157 active subdivisions, up 13% compared to 139 active subdivisions at March 31, 2013 and up 8% from December 31, 2013. In addition, at March 31, 2014 our lots owned and under option reached 16,043, up 26% year-over-year and 2% since December 31, 2013.

Interest and other income of $13.5 million for the 2014 first quarter increased by $7.0 million from the same period in the prior year, primarily due to a $6.5 million net gain on the sale of marketable securities. The Company sold the marketable securities in part to fund our extinguishment of $250 million in Senior Notes due December 2014. As a result of the debt extinguishment, the Company recognized a $9.4 million charge.

Financial Services

Income before taxes from our financial services operations for the 2014 first quarter was $5.1 million, compared to $7.7 million for the 2013 first quarter. The decrease in pretax income primarily reflected a $3.4 million decrease in our mortgage operations pretax income to $2.6 million for the 2014 first quarter, compared to $6.0 million in the 2013 first quarter. The decrease in our mortgage profitability was driven partly by lower loan lock activity, as the homebuilding segment generated lower unit home orders in recent quarters compared with the same periods a year ago. Additionally, the mortgage segment realized lower per unit origination income and gains on loans locked and sold compared to the same period a year ago, resulting primarily from a more competitive mortgage market and higher interest rates. This decrease was partially offset by improvements in the other segment of our financial services operations.

About MDC

Since 1972, MDC's subsidiary companies have built and financed the American dream for more than 175,000 homebuyers. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville, Orlando, South Florida and Seattle. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

M.D.C. HOLDINGS, INC.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company's business is contained in the Company's Form 10-Q for the quarter ended March 31, 2014, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:           Robert N. Martin

Vice President of Finance and Corporate Controller

(720) 977-3431

bob.martin@mdch.com

*Please see “Reconciliations of Non-GAAP Financial Measures” at the end of this release.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended
	March 31,
	2014	2013
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$318,534	$331,748
Home cost of sales	(259,478)	(274,076)
Gross margin	59,056	57,672
Selling, general and administrative expenses	(48,341)	(48,201)
Interest and other income	13,549	6,549
Interest expense	(685)	(817)
Other expense	(614)	(356)
Loss on early extinguishment of debt	(9,412)	-
Homebuilding pretax income	13,553	14,847

Financial Services:
Revenues	9,223	12,506
Expenses	(4,924)	(5,642)
Interest and other income	788	875
Financial services pretax income	5,087	7,739

Income before income taxes	18,640	22,586
Provision for income taxes	(7,136)	(70)
Net income	$11,504	$22,516

Other comprehensive income (loss) related to available for sale securities, net of tax	(4,046)	2,535
Comprehensive income	$7,458	$25,051

Earnings per share:
Basic	$0.24	$0.46
Diluted	$0.23	$0.45

Weighted average common shares outstanding
Basic	48,585,757	48,342,145
Diluted	48,854,675	48,922,335

Dividends declared per share	$0.25	$-

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2014	2013
	(Dollars in thousands, except per share amounts) (Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$68,897	$148,634
Marketable securities	508,744	569,021
Restricted cash	1,505	2,195
Trade and other receivables	30,134	23,407
Inventories:
Housing completed or under construction	712,069	636,700
Land and land under development	838,703	774,961
Total inventories	1,550,772	1,411,661
Property and equipment, net	30,897	31,248
Deferred tax asset, net of valuation allowance of $8,201 at March 31, 2014 and December 31, 2013, respectively	174,006	176,262
Metropolitan district bond securities (related party)	13,027	12,729
Prepaid and other assets	62,138	53,525
Total homebuilding assets	2,440,120	2,428,682
Financial Services:
Cash and cash equivalents	25,922	50,704
Marketable securities	15,870	19,046
Mortgage loans held-for-sale, net	64,800	92,578
Other assets	3,525	4,439
Total financial services assets	110,117	166,767
Total Assets	$2,550,237	$2,595,449

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$31,591	$15,046
Accrued liabilities	118,524	152,821
Senior notes, net	1,095,958	1,095,620
Total homebuilding liabilities	1,246,073	1,263,487

Financial Services:
Accounts payable and accrued liabilities	55,135	55,639
Mortgage repurchase facility	39,340	63,074
Total financial services liabilities	94,475	118,713
Total Liabilities	1,340,548	1,382,200

Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,821,676 and 48,788,887 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	488	488
Additional paid-in-capital	909,278	908,090
Retained earnings	292,394	293,096
Accumulated other comprehensive income	7,529	11,575
Total Stockholders' Equity	1,209,689	1,213,249
Total Liabilities and Stockholders' Equity	$2,550,237	$2,595,449

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31,
	2014	2013
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$11,504	$22,516
Adjustments to reconcile net income to net cash used in operating activities:
Loss on early extinguishment of debt	9,412	-
Stock-based compensation expense	1,292	3,376
Depreciation and amortization	934	1,078
Amortization of discount (premium) on marketable debt securities	(90)	619
Deferred income tax	7,103	-
Net changes in assets and liabilities:
Restricted cash	690	(667)
Trade and other receivables	(8,711)	(3,970)
Mortgage loans held-for-sale	27,778	33,524
Housing completed or under construction	(75,190)	(8,618)
Land and land under development	(63,718)	(44,770)
Prepaid expenses and other assets	(6,881)	(6,470)
Accounts payable and accrued liabilities	(18,371)	(52,036)
Net cash used in operating activities	(114,248)	(55,418)

Investing Activities:
Purchases of marketable securities	(356,287)	(150,811)
Maturities of marketable securities	133,724	-
Sales of marketable securities	279,450	44,668
Purchases of property and equipment	(545)	(926)
Net cash provided by (used in) investing activities	56,342	(107,069)

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	(23,734)	(34,859)
Proceeds from issuance of senior notes	248,375	247,813
Repayment of senior notes	(259,118)	-
Dividend payments	(12,207)	-
Proceeds from exercise of stock options	71	5,118
Net cash provided by (used in) financing activities	(46,613)	218,072

Net increase (decrease) in cash and cash equivalents	(104,519)	55,585
Cash and cash equivalents:
Beginning of period	199,338	160,095
End of period	$94,819	$215,680

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended March 31,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	125	$32,672	$261.4	140	$33,161	$236.9	(11%)	(1%)	10%
California	92	41,100	446.7	146	49,589	339.7	(37%)	(17%)	31%
Nevada	120	39,937	332.8	133	32,745	246.2	(10%)	22%	35%
Washington	64	22,713	354.9	61	19,484	319.4	5%	17%	11%
West	401	136,422	340.2	480	134,979	281.2	(16%)	1%	21%
Colorado	248	93,383	376.5	304	113,488	373.3	(18%)	(18%)	1%
Utah	24	7,562	315.1	67	19,889	296.9	(64%)	(62%)	6%
Mountain	272	100,945	371.1	371	133,377	359.5	(27%)	(24%)	3%
Maryland	77	36,905	479.3	54	21,704	401.9	43%	70%	19%
Virginia	57	27,267	478.4	63	29,119	462.2	(10%)	(6%)	4%
Florida	66	16,995	257.5	50	12,569	251.4	32%	35%	2%
East	200	81,167	405.8	167	63,392	379.6	20%	28%	7%
Total	873	$318,534	$364.9	1,018	$331,748	$325.9	(14%)	(4%)	12%

Net New Orders

	Three Months Ended March 31,
	2014				2013				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *
	(Dollars in thousands)
Arizona	191	$52,392	$274.3	2.32	127	$30,293	$238.5	2.82	50%	73%	15%	(18%)
California	153	75,421	492.9	4.08	164	60,401	368.3	4.37	(7%)	25%	34%	(7%)
Nevada	150	44,861	299.1	3.16	170	47,042	276.7	5.15	(12%)	(5%)	8%	(39%)
Washington	92	34,017	369.8	2.67	93	28,546	306.9	3.01	(1%)	19%	20%	(11%)
West	586	206,691	352.7	2.90	554	166,282	300.1	3.78	6%	24%	18%	(23%)
Colorado	396	157,613	398.0	3.52	418	147,589	353.1	3.57	(5%)	7%	13%	(1%)
Utah	43	14,481	336.8	2.61	65	20,238	311.4	1.92	(34%)	(28%)	8%	36%
Mountain	439	172,094	392.0	3.40	483	167,827	347.5	3.20	(9%)	3%	13%	6%
Maryland	68	31,347	461.0	1.35	90	38,450	427.2	1.67	(24%)	(18%)	8%	(19%)
Virginia	59	29,893	506.7	1.87	93	48,656	523.2	2.52	(37%)	(39%)	(3%)	(26%)
Florida	84	25,930	308.7	2.19	80	19,981	249.8	1.93	5%	30%	24%	13%
East	211	87,170	413.1	1.76	263	107,087	407.2	1.99	(20%)	(19%)	1%	(12%)
Total	1,236	$465,955	$377.0	2.74	1,300	$441,196	$339.4	3.03	(5%)	6%	11%	(10%)

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

	March 31,		%
	2014	2013	Change
Arizona	31	16	94%
California	15	12	25%
Nevada	17	9	89%
Washington	11	12	(8%)
West	74	49	51%
Colorado	38	36	6%
Utah	6	9	(33%)
Mountain	44	45	(2%)
Maryland	15	19	(21%)
Virginia	10	12	(17%)
Florida	14	14	0%
East	39	45	(13%)
Total	157	139	13%
Average for quarter ended	150	143	5%

Backlog

	March 31,
	2014			2013			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value		Average Price
	(Dollars in thousands)
Arizona	226	$63,587	$281.4	137	$32,224	$235.2	65%	97%		20%
California	208	106,121	510.2	247	89,688	363.1	(16%)	18%		41%
Nevada	170	53,490	314.6	241	64,216	266.5	(29%)	(17%	)	18%
Washington	74	27,427	370.6	111	36,118	325.4	(33%)	(24%	)	14%
West	678	250,625	369.7	736	222,246	302.0	(8%)	13%		22%
Colorado	565	237,413	420.2	584	212,109	363.2	(3%)	12%		16%
Utah	45	15,232	338.5	79	25,556	323.5	(43%)	(40%	)	5%
Mountain	610	252,645	414.2	663	237,665	358.5	(8%)	6%		16%
Maryland	120	57,871	482.3	219	95,970	438.2	(45%)	(40%	)	10%
Virginia	105	53,278	507.4	215	111,823	520.1	(51%)	(52%	)	(2% )
Florida	112	36,852	329.0	94	25,350	269.7	19%	45%		22%
East	337	148,001	439.2	528	233,143	441.6	(36%)	(37%	)	(1% )
Total	1,625	$651,271	$400.8	1,927	$693,054	$359.7	(16%)	(6%	)	11%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	March 31,		%
	2014	2013	Change
Unsold:
Completed	484	222	118%
Under construction	740	514	44%
Total unsold started homes (speculative homes)	1,224	736	66%
Sold homes under construction or completed	1,245	1,345	(7% )
Model homes	258	221	17%
Total homes completed or under construction	2,727	2,302	18%

Lots Owned and Options (including homes completed or under construction)

	March 31, 2014			March 31, 2013
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	2,861	40	2,901	2,146	40	2,186	33%
California	1,779	23	1,802	997	-	997	81%
Nevada	1,591	290	1,881	1,442	39	1,481	27%
Washington	687	140	827	493	168	661	25%
West	6,918	493	7,411	5,078	247	5,325	39%
Colorado	4,220	1,239	5,459	3,336	1,327	4,663	17%
Utah	533	20	553	465	13	478	16%
Mountain	4,753	1,259	6,012	3,801	1,340	5,141	17%
Maryland	427	311	738	592	297	889	(17% )
Virginia	466	421	887	507	287	794	12%
Florida	844	151	995	479	113	592	68%
East	1,737	883	2,620	1,578	697	2,275	15%
Total	13,408	2,635	16,043	10,457	2,284	12,741	26%

M.D.C. HOLDINGS, INC.

Reconciliations of Non-GAAP Financial Measures

Adjusted Income Before Income Taxes (Unaudited)

Adjusted income before taxes is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that the debt extinguishment costs had and permits investors to make better comparisons with our competitors, who may not have incurred debt extinguishment charges.

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)
Income before income taxes	$18,640	$22,586
Debt extinguishment charge	9,412	-
Adjusted income before income taxes	$28,052	$22,586

Adjusted Diluted Earnings Per Share (Unaudited)

Adjusted diluted earnings per share is a non-GAAP financial measure. We believe this information is meaningful as it isolates the impact that the debt extinguishment costs had and permits investors to make better comparisons with our competitors, who may not have incurred debt extinguishment charges.

	Three Months Ended March 31,
	2014		2013
	Dollars	EPS	Dollars	EPS
	(Dollars in thousands, except per share amounts)
Numerator for diluted earnings per share under two class method	$11,452	$0.23	$22,146	$0.45
Effect of debt extinguishment charge on numerator for diluted earnings per share under two class method	5,718	0.12	-	-
Numerator for adjusted diluted earnings per share under two class method	$17,170	$0.35	$22,146	$0.45

Weighted average diluted shares outstanding	48,854,675		48,922,335